UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2020, AeroVironment, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Unmanned Systems Investments GmbH, a German limited liability company incorporated under the laws of Germany (the “Seller”), and each of the unit holders of the Seller (collectively, the “Shareholders”), to purchase 100% of the issued and outstanding shares of Seller’s wholly-owned subsidiary, Telerob Gesellschaft für Fernhantierungstechnik mbH, a German company based in Ostfildern (near Stuttgart), Germany (“Telerob”), including Telerob’s wholly owned subsidiary, Telerob USA, Inc. (“Telerob USA,” and collectively with Telerob, the “Telerob Group”). The Telerob Group develops, manufactures, sells, and services remote-controlled ground robots and transport vehicles for civil and defense applications. Upon closing of the transactions contemplated by the Purchase Agreement, Telerob will become a wholly-owned subsidiary of the Company.

Pursuant to the Purchase Agreement, the Company will pay €37,455,398.11 (approximately $45.4 million) in cash at the closing to the Seller (subject to certain purchase price adjustments as set forth in the Purchase Agreement), less (a) €3,000,000 (approximately $3.6 million) to be held in escrow for breaches of the Seller’s fundamental warranties or any other of Seller’s warranties to the extent not covered by a representation and warranty insurance policy (the “RWI Policy”) obtained by the Company in support of certain indemnifications provided by the Seller; (b) transaction-related fees and costs incurred by the Seller, including change in control payments triggered by the transaction; (c) 50% of the cost of obtaining the RWI Policy; and (d) the value of certain dividends, payments, discounts and costs for the benefit of a person or entity related to the Seller or the Shareholders or outside the ordinary course of business if made after September 30, 2020. In addition, at closing the Company will pay off approximately €7.8 million (approximately $9.4 million), of certain indebtedness of the Telerob Group, which amount may be paid in combination to the Seller and the lender if closing occurs before a specified date under an agreement between Telerob and the lender providing for a reduced payoff amount. This indebtedness may be offset by any cash on hand at the Telerob Group at closing. The escrow amount is to be released to the Seller, less any amounts paid or reserved, 30 months following the closing date.

In addition to the consideration paid at closing, the Seller may receive €2,000,000 (approximately $2.4 million) in additional cash consideration if specific revenue targets for the Telerob Group are achieved during the 12 month period after closing beginning on the first day of the calendar month following the closing (the “First Earnout Year”) and an additional €2,000,000 (approximately $2.4 million) in cash consideration if specific revenue targets for the Telerob Group are achieved in the 12 month period following the First Earnout Year. The Seller may also receive up to €2,000,000 (approximately $2.4 million) in additional cash consideration if specific awards and/or orders from the U.S. military are achieved prior to the end of a 36 month post-closing period.

The transactions contemplated by the Purchase Agreement are subject to certain closing conditions, including: (i) clearance by the German government; (ii) the accuracy of each party’s warranties (subject to customary materiality qualifiers); (iii) each party’s compliance with its covenants and agreements contained in the Purchase Agreement (subject to customary materiality qualifiers); and (iv) other customary closing conditions.

The Purchase Agreement contains customary representations, warranties, and covenants made by each of the Company and the Seller, as well as mutual indemnification obligations, subject to certain minimum claims terms and caps on recovery. The Seller and the Shareholders also entered into a Non-Competition agreement in which they agreed not to compete with the present business of the Telerob Group for a three-year period post-closing.

The Purchase Agreement may be terminated under certain circumstances, including: (i) by the Company, if Seller or a Shareholder materially breaches any of the seller warranties or otherwise fails to perform in any material respect its obligations or comply with all applicable covenants in all material respects, subject to a cure period; (ii) by the Seller, if the Company materially breaches any of the Company warranties or otherwise fails to perform in any material respect its obligations or comply with all applicable covenants in all material respects, subject to a cure period; or (iii) by either party, in the event the closing has not occurred on or prior to the date that is six months following signing of the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending January 30, 2021.

Item 7.01. Regulation FD Disclosure.

On December 8, 2020, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press release issued by AeroVironment, Inc., dated December 8, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the ability to successfully consummate the transactions contemplated by the Purchase Agreement on a timely basis, if at all, including the satisfaction of the closing conditions of such transactions; the risk that disruptions will occur from the transactions that will harm the Company’s business; any disruptions or threatened disruptions to the relationships of the Company with its distributors, suppliers, customers and employees; and the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs. Forward-looking statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. The Company is subject to additional risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis and expectations only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: December 8, 2020	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer

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